UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2025

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Kautz Road, Suite 600, West Chicago, IL 60185
(Address of principal executive offices, including Zip Code)

(630) 377-0486
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2025, the Board of Directors (Board) of Titan International, Inc. (the Company) approved the following executive leadership appointments, effective as of December 4, 2025:

•David A. Martin, age 58, previously the Company’s Chief Financial Officer since June 2018, is appointed to the position of Senior Vice President and Chief Transformation Officer (SVP & CTO). Mr. Martin will lead enterprise-wide transformation initiatives focused on strategic alignment, operational agility, and long-term value creation. He will oversee the critical alignment of information technology, including acceleration of AI adoption, along with human capital, and risk management functions and initiatives. Over the last seven years, Mr. Martin’s leadership as the Company’s Chief Financial Officer has been pivotal in repositioning Titan’s financial foundation to become a strength for future growth opportunities.

•Anthony C. Eheli, age 48, formerly the Company’s Vice President and Chief Accounting Officer since March 2021, is appointed to Senior Vice President and Chief Financial Officer (SVP & CFO). Mr. Eheli previously had responsibility for Titan’s global financial reporting, audit oversight, and operational controls, as well as leadership of the North American operational finance organization. Prior to joining Titan, Mr. Eheli served in several finance leadership roles at Danaher Corporation, from 2011 to 2021, and prior to that in roles of increasing responsibility at PricewaterhouseCoopers LLP, a public accounting firm (“PwC”). He brings strong financial discipline and will continue to be a strategic partner in driving Titan’s long-term growth and value creation.

•James M. Pach, age 45, formerly the Company’s Corporate Controller since March 2020, is appointed to Vice President and Chief Accounting Officer (VP & CAO). Mr. Pach brings expertise in financial compliance, reporting, and internal controls, and has played a key role in supporting Titan’s global finance operations for the last six years. His promotion reflects the Company’s commitment to continuity and excellence in financial stewardship. Prior to joining Titan, Mr. Pach worked in senior accounting roles at various public companies, and in roles of increasing responsibility at PwC.

There are no family relationships between Mr. Martin, Mr. Eheli, or Mr. Pach and any director or other executive officer of the Company, and there are no relationships or related transactions between Mr. Martin, Mr. Eheli, or Mr. Pach and the Company that would be required to be reported under Item 404 of Regulation S-K.

The Board of Directors approved salaries for the executives as follows(i) Mr. Martin’s salary as SVP and CTO will remain the same at $436,000, (ii) Mr. Eheli’s salary as SVP and CFO has been set at $370,000 and (iii) Mr. Pach’s salary as VP and CAO has been set at $275,000. Each of the executives will continue to be eligible for annual cash incentives, along with equity grants, at the discretion of the Compensation Committee of the Board of Directors, as part of the Committee’s annual performance evaluation of the Company’s officers.

On December 4, 2025, Titan International, Inc. issued a press release announcing these executive leadership transitions.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99	Press release dated December 4, 2025, announcing executive leadership transitions to accelerate strategic objectives

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	December 8, 2025	By:	/s/ PAUL G. REITZ
Paul G. Reitz
President and Chief Executive Officer
(Principal Executive Officer)